Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information (“Pro Forma Financial Statements”) included herein present the unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) and the unaudited pro forma condensed combined statement of operations (“Pro Forma Statement of Operations”) based upon the audited historical financial statements of Bally’s Corporation (“Bally’s” or the “Company”), the Acquired Companies (as defined below) and MontBleu Resort Casino & Spa (“MontBleu”), after giving effect to the Historical Acquisitions (as defined below), the MontBleu acquisition (together the “Acquisitions”) and the adjustments described in the accompanying notes.

The Pro Forma Statement of Operations for the year ended December 31, 2020 gives effect to the Transactions (as defined below) as if each of them had occurred on January 1, 2020. The Pro Forma Balance Sheet as of December 31, 2020 gives effect to the MontBleu acquisition as if it had occurred on December 31, 2020.

The unaudited Pro Forma Financial Statements set out below have been prepared in accordance with Article 11 of Regulation S-X, as amended by the Securities and Exchange Commission (“SEC”) Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with principles generally accepted in the United States of America (“U.S. GAAP”).

The Pro Forma Financial Statements reflect transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Financial Statements.

The Pro Forma Financial Statements have been prepared for illustrative purposes only. The hypothetical financial position or results included in the Pro Forma Financial Statements may differ from the Acquired Companies' and MontBleu's actual financial position or results. The Pro Forma Financial Statements have been prepared on the basis set out in the notes below and have been prepared in a manner consistent with the accounting policies applied by the Company in its historical financial statements for the year ended December 31, 2020.

The Pro Forma Financial Statements may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Financial Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Bally’s, the Acquired Companies and MontBleu.

Historical Acquisitions

On July 1, 2020, the Company closed its acquisition of the outstanding equity securities of each of Casino KC and Casino Vicksburg from Caesars Entertainment, Inc. (“Caesars”), formerly Eldorado Resorts, Inc. for an aggregated purchase price of $230 million in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement dated July 10, 2019 among Bally’s, Caesars, and various of their affiliates. This acquisition was funded with available cash on hand at July 1, 2020 the source of which was from borrowings under the Company's existing debt arrangements.

On December 23, 2020, the Company closed its acquisition of the outstanding equity securities of Shreveport from Caesars for a purchase price of $140 million in cash, subject to customary post-closing adjustments pursuant to the terms of an Equity Purchase Agreement dated April 24, 2020 by and among Bally's, Caesars, and certain of their affiliates (the “Shreveport/MontBleu Agreement”). This acquisition was funded with available cash on hand at December 23, 2020 the source of which was from borrowings under the Company's existing debt arrangements.

The acquisitions of Casino KC, Casino Vicksburg, and Shreveport (together the “Acquired Companies”) and MontBleu, are being accounted for as business combinations using the acquisition method with Bally’s as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the respective purchase prices for the Historical Acquisitions will be allocated to the Acquired Companies’ and MontBleu's assets acquired and liabilities assumed based upon their estimated fair values at the closing date.

MontBleu Acquisition

The Company expects to complete its acquisition of the outstanding equity securities of MontBleu from Caesars for a purchase price of $15 million in cash, payable one year from the closing date, subject to customary post-closing adjustments pursuant to the terms of the Shreveport/MontBleu Agreement. The Company considers this acquisition probable given the current likelihood of obtaining the required regulatory license in Nevada. As such, the acquisition should be included in the pro forma financial information. The Company expects that this acquisition will be funded with available cash on hand or available borrowings under the Company’s existing debt agreements when due in 2022 and will be accounted for as a business combination using the acquisition method with Bally’s as the accounting acquirer in accordance with ASC 805.

The Pro Forma Financial Statements include adjustments to record the assets and liabilities of MontBleu at their estimated respective fair values based on available information. The pro forma adjustments included herein are subject to change depending on changes in the components of assets and liabilities and as additional analyses are performed. The final allocation of the purchase prices for the MontBleu acquisition will be determined after completion of a thorough analysis to determine the fair value of each entity’s tangible and identifiable intangible assets and liabilities as of the acquisition date. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the Pro Forma Financial Statements may change the amount of the purchase price allocated to goodwill, bargain purchase gain and other assets and liabilities, and may impact the Company’s statement of operations in future periods.

The Pro Forma Financial Statements should be read in conjunction with the audited consolidated financial statements and related notes of Bally’s, the audited financial statements and related notes of MontBleu as of and for the year ended December 31, 2020, the unaudited combined financial statements and related notes of Casino KC and Casino Vicksburg as of and for the six months ended June 30, 2020 and the unaudited financial statements and related notes of Shreveport as of and for the nine months ended September 30, 2020.

Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2020

(in thousands)	Bally's	MontBleu	Transaction Accounting Adjustments	Note 3	Pro Forma Combined
Assets
Cash and cash equivalents	$123,445	$2,494	$—		$125,939
Restricted cash	3,110	—	—		3,110
Accounts receivable, net	14,798	1,370	—		16,168
Inventory	9,296	537	—		9,833
Tax receivable	84,483	—	—		84,483
Prepaid expenses and other assets	53,823	1,271	—		55,094
Total current assets	288,955	5,672	—		294,627
Property and equipment, net	749,029	56,259	(49,345)	(a)	755,943
Right of use assets, net	36,112	—	16,171	(a)	93,919
			41,636	(b)
Goodwill	186,979	5	(5)	(a)	186,979
Intangible assets, net	663,395	4,368	4,532	(a)	672,295
Other assets	5,385	41,644	(41,636)	(b)	5,393
Total assets	$1,929,855	$107,948	$(28,647)		$2,009,156

Liabilities and Shareholders' Equity					—
Current portion of long-term debt	$5,750	$—	$—		$5,750
Current portion of lease obligations	1,520	—	1,877	(a)	3,947
			550	(b)
Accounts payable	15,869	661	—		16,530
Accrued and other current liabilities	120,055	2,813	(550)	(b)	137,318
			15,000	(c)
Total current liabilities	143,194	3,474	16,877		163,545
Lease obligations, net of current portion	62,025	—	(14,051)	(a)	113,764
			65,790	(b)
Long-term debt, net of current portion	1,094,105	—	—		1,094,105
Pension benefit obligations	9,215	—	—		9,215
Deferred tax liability	36,983	—	1,675	(a)	38,658
Naming rights liabilities	243,965	—	—		243,965
Deferred credits and other liabilities	—	66,226	(66,226)	(b)	—
Other long-term liabilities	13,770	—	434	(b)	14,204
Total liabilities	1,603,257	69,700	4,499		1,677,456
Commitments and contingencies	—	—	—
Stockholders' equity:
Common stock	307	—	—		307
Additional paid-in-capital	294,643	—	—		294,643
Treasury stock	—	—	—		—
Retained earnings	34,792	38,248	(33,146)	(d)	39,894
Accumulated other comprehensive loss	(3,144)	—	—		(3,144)
Total shareholders' equity	326,598	38,248	(33,146)		331,700
Total liabilities and shareholders' equity	$1,929,855	$107,948	$(28,647)		$2,009,156

Unaudited Pro Forma Condensed Combined Statement of Income - Year Ended December 31, 2020
(in thousands, except share and per share amounts)

	Bally's	Acquired Companies(1)	Mont Bleu	Transaction Accounting Adjustments	Note	Pro Forma Combined
Revenues	$372,792	$92,893	$31,455	$—		$497,140

Operating costs and expenses:
Gaming, racing, hotel and food and beverage, retail, entertainment and other	138,669	45,467	13,819	(2,375)	(e)	195,580
Marketing and promotions	—	3,392	—	(3,392)	(e)	—
Advertising, general and administrative	176,943	20,833	14,893	5,767	(e)	223,932
				2,920	(f)
				2,576	(g)
				—	(h)
Management fee	—	2,576	—	(2,576)	(g)	—
Goodwill and asset impairment	8,659	—	—	—		8,659
Expansion and pre-opening	921	—	—	—		921
Acquisition, integration and restructuring	13,257	—	—	—	(h)	13,257
Storm related losses, net of insurance recoveries	14,095	—	—	—		14,095
Rebranding	792	—	—	—		792
Depreciation and amortization	37,842	9,817	4,736	125	(i)	49,615
				(2,905)	(j)
Total operating costs and expenses	391,178	82,085	33,448	140		506,851
Income (loss) from operations	(18,386)	10,808	(1,993)	(140)		(9,711)
Other income (expense):
Interest income	612	—	—	—		612
Interest expense, net of amounts capitalized	(63,248)	(6,167)	—	6,167	(k)	(69,913)
				(6,665)	(l)
Change in value of naming rights liabilities	(57,660)	—	—	—		(57,660)
Gain on bargain purchases	63,871	—	—	5,102	(m)	68,973
Total other income (expense)	(56,425)	(6,167)	—	4,604		(57,988)
Loss (income) before provision for income taxes	(74,811)	4,641	(1,993)	4,464		(67,699)
(Benefit) provision for income taxes	(69,324)	322	—	6,269	(n)	(62,733)
Net (loss) income	$(5,487)	$4,319	$(1,993)	$(1,805)		$(4,966)

Net loss per common share:
Basic	$(0.18)					$(0.16)
Diluted	$(0.18)					$(0.16)
Weighted average common shares outstanding:
Basic	31,315					31,315
Diluted	31,315					31,315

(1) Includes pre-acquisition results for (i) Casino KC and Casino Vicksburg for the period from January 1, 2020 through June 30, 2020 and (ii) Shreveport for the period from January 1, 2020 through December 22, 2020.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

    The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of SEC Regulation S-X and presents the pro forma financial position and results of Bally's, MontBleu and the Acquired Companies after giving effect to the Historical Acquisitions and the acquisition of MontBleu.

Basis of Presentation

The Pro Forma Financial Information has been prepared by Bally’s in accordance Article 11 of Regulation S-X as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses. The pro forma financial information is not necessarily indicative of what Bally’s consolidated statements of operations or consolidated balance sheet would have been had the Acquisitions been completed as of the dates indicated or will be for any future periods. The Pro Forma Financial Statements do not purport to project the future financial position or results of operations of Bally’s following the Acquisitions. The Pro Forma Financial Statements reflect transaction related adjustments management believes are necessary to present fairly Bally’s Pro Forma Balance Sheet and Statement of Operations assuming the Transactions (other than the Historical Acquisitions) had been consummated as of December 31, 2020 and January 1, 2020, respectively. The transaction related adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report Bally’s financial condition and results of operations as a result of the closing of the Transactions.

Note 2 — Preliminary Purchase Price Allocation

    The expected acquisition of MontBleu will result in Bally's acquiring all of the outstanding equity securities of MontBleu for a purchase price of $15 million in cash, payable one year from the closing date, subject to customary post-closing adjustments pursuant to the terms of the Shreveport/MontBleu Agreement.

    Bally’s has performed a preliminary valuation analysis of the fair market value of MontBleu’s assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the expected closing date (in thousands):

Debit/(Credit)
Cash	$2,494
Accounts receivable	1,370
Inventory	537
Prepaid expenses and other assets	1,271
Property and equipment	6,914
Right of use asset	57,807
Intangible assets	8,900
Other assets	8
Accounts payable	(661)
Accrued and other current liabilities	(2,263)
Lease obligations	(54,166)
Deferred income tax liabilities	(1,675)
Other long-term liabilities	(434)
Net assets acquired	20,102
Bargain purchase gain	(5,102)
Total purchase price	$15,000

    Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of MontBleu based on its estimated fair value as of the closing date.

Casino KC and Casino Vicksburg

The acquisition of Casino KC and Casino Vicksburg, which closed on July 1, 2020, resulted in Bally's acquiring all of the outstanding equity securities of Casino KC and Casino Vicksburg for an aggregate purchase price of $229.9 million in cash, subject to certain customary post-closing adjustments. The Company acquired both the operations and real estate of Casino KC and Casino Vicksburg.

Bally’s has performed a preliminary valuation analysis of the fair market value of Casino KC and Casino Vicksburg's assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Preliminary as of July 1, 2020
Cash	$4,362
Accounts receivable	582
Inventory	164
Prepaid expenses and other assets	686
Property and equipment	60,865
Right of use asset	10,315
Intangible assets	138,160
Other assets	117
Goodwill	53,896
Accounts payable	(614)
Accrued and other current liabilities	(3,912)
Lease obligations	(34,452)
Other long-term liabilities	(306)
Total purchase price	$229,863

Shreveport

The acquisition of Shreveport, which closed on December 23, 2020, resulted in Bally’s acquiring all of the outstanding equity securities of Shreveport for a purchase price of $137.2 million in cash, subject to certain customary post-closing adjustments. The Company acquired both the operations and real estate of Shreveport.

Bally’s has performed a preliminary valuation analysis of the fair market value of Shreveport's assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date (in thousands):

Preliminary as of December 23, 2020
Cash	$4,980
Accounts receivable	1,936
Inventory	495
Prepaid expenses and other assets	245
Property and equipment	125,822
Right of use asset	9,260
Intangible assets	58,140
Other assets	403
Accounts payable	(931)
Accrued and other current liabilities	(5,207)
Lease obligations	(14,540)
Deferred income tax liabilities	(11,457)
Other long-term liabilities	(680)
Net assets acquired	168,466
Bargain purchase gain	(31,276)
Total purchase price	$137,190

Under the acquisition method of accounting, the fair value of the acquired tangible and intangible assets and assumed liabilities of Shreveport is estimated as of the closing date, with any excess fair value over the total purchase price recognized as a bargain purchase gain.

Note 3 — Pro forma adjustments

    The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a) Represents the elimination of the Net parent investment at MontBleu and the initial allocation of purchase price to identified intangible assets, fair value adjustments and resulting bargain purchase gain as of December 31, 2020 as follows (in thousands):

Total consideration	$15,000
Net parent investment	(38,248)
Write-down/(write-up) of assets:
Property and equipment, net	49,344
Right of use assets	(16,171)
Intangible assets	(4,533)
Historical goodwill	5
(Write-down)/write-up of liabilities:
Lease obligations	(12,174)
Deferred income taxes	1,675
Bargain purchase gain	$(5,102)

(b) Represents the reclassification of balance sheet accounts of MontBleu to conform to the presentation used by Bally’s.

(c) Represents the total purchase price for MontBleu, which is due in cash on the one-year anniversary of the closing of the transaction.

(d) Represents the elimination of retained earnings of MontBleu of $38.2 million less a bargain purchase gain of $5.1 million recorded on the MontBleu acquisition as of December 31, 2020.

(e) Represents the reclassification of balances included in Gaming, racing, hotel, food and beverage, retail, entertainment and other and Marketing and promotions that Bally's includes in Advertising, general and administrative expenses.

(f) Represents the lease expense adjustment related to the change in right of use asset and lease liability for the Shreveport ground lease, the Casino KC Port City lease in place in Kansas City and the MontBleu lease.

(g) Represents the reclassification to Advertising general and administrative expenses of management fees paid to Caesars by the Acquired Companies and MontBleu of $2.6 million for the year ended December 31, 2020 which are not expected to recur. Also included within Advertising, general and administrative expenses for the Acquired Companies and MontBleu are corporate allocations of $2.2 million for the year ended December 31, 2020 which are not expected to recur.

(h) Included in Advertising, general and administrative expenses for the Acquired Companies and MontBleu were transaction costs of $1.0 million for the year ended December 31, 2020. Included in Acquisition, integration and restructuring expenses for Bally's were transaction costs of $5.0 million during the year ended December 31, 2020. These transaction costs are not expected to recur.

(i) Represents the amortization of intangible assets related to the Acquisitions over a three- to ten-year period as if the Acquisitions occurred on January 1, 2020. The estimated useful lives were determined based on a review of the time period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated or management’s view based on historical experience with similar assets.

(j) Represents the depreciation adjustment of acquired “property and equipment” resulting from the fair value adjustment of these assets relating to the Acquisitions. Bally’s estimated that the fair value of property and equipment was less than MontBleu's book value by $49.3 million, greater than Shreveport's book value by $45.9 million and less than Casino KC and Casino's book value by $8.0 million. Therefore, depreciation expense decreased by $2.9 million on a combined basis for the year ended December 31, 2020 using the straight-line method of depreciation. The estimated remaining useful lives of acquired property and equipment range from 2 years to 40 years.

(k) Represents the reversal of interest expense on the intercompany loan on the books of Shreveport and Casino Vicksburg during the year ended December 31, 2020.

(l) Represents interest expense for borrowings that would have been needed to finance both the $230 million purchase price of Casino KC and Casino Vicksburg and the $137.2 million purchase price for Shreveport had the Historical Acquisitions closed on January 1, 2020. The adjustment to record interest expense assumes the additional debt was obtained on January 1, 2020 for both transactions and was outstanding the first three months of 2020 at which point the Company had financing in place to pay cash for Casino KC and Casino Vicksburg. The adjustment then assumes the additional debt of $137.2 million for Shreveport was outstanding through October 9, 2020, at which point the Company had financing in place to pay cash for Shreveport. The interest rate assumed for purposes of preparing this pro forma financial information is 4.43% for the three months ended March 31, 2020, and 3.5% for the period from April 2020 through October 9, 2020. This rate represents the Company's effective borrowing rate on its existing debt for each respective period. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $0.2 million for the year ended December 31, 2020.

(m) Represents the non-recurring gain on bargain purchase recorded in connection with the acquisition of MontBleu. Bally's gain on bargain purchases of $63.9 million includes a non-recurring gain of $31.3 million in connection with the acquisition of Shreveport.

(n) Reflects the income tax effect of pro forma adjustments based on the estimated blended federal and state statutory tax rates of 92.67% for the year ended December 31, 2020.